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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Form S-8 registration statements of the Oryx Energy Company Long-Term Incentive Plan (File No. 33-25032), the Oryx Energy Company Capital Accumulation Plan (File No. 33-24918), the Oryx Energy Company 1992 Long-Term Incentive Plan (File No. 33-42695), the Oryx Energy Company Equity and Deferred Compensation Plan for Non-Employee Directors (File No. 333-03075), the Oryx Energy Company Executive Variable Incentive Plan (File No. 333-03089), the Oryx Energy Company 1997 Long-Term Incentive Plan (File No. 333-26563) and the Form S-3 registration statements of Oryx Energy Company (File No.'s 33-33361, 33-36799, 33-45611 and 333-33373), of our report dated February 17, 1998, on our audit of the consolidated financial statements of Oryx Energy Company and its Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Form 10-K on page 49 of the Oryx Energy Company 1997 Annual Report to Shareholders.

                                            /s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 10, 1998